                                                                    Exhibit 23.3

Consent

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the use in this Registration Statement on Form SB-2 of our report dated June 30, 2000, relating to the consolidated financial statements of Rich Coast Inc. and subsidiaries as of and for the year-end April 30, 2000 (which describes an uncertainty as to the Company's ability to continue as a going concern), and to the reference to our Firm under the caption "Experts" in the Prospectus.


GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
August 25, 2000